EXHIBIT 5
                     Opinion of Selling Stockholders' Counsel


June 9, 1998

Securities and Exchange Commission
Washington, DC 20549

RE:	TRB Systems International Inc.

Gentlemen:

This opinion is given in connection with the filing of registration number 333-7242 (the "Registration Statement") filed with the United States Securities and Exchange Commission, as amended on June 9, 1998, as it pertains to 844,009 currently outstanding or reserved shares of TRB Systems International Inc.'s (the "Company") Common Stock, with par value of $0.001 per share held by Selling Stockholders or issuable at the discretion of the Board of Director as described in the Registration Statement.

Certain terms used in this opinion characterized by initial capital letters have the meaning set forth in the Prospectus which constitutes a portion of the Registration.

We have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or Photostat copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

According to the records maintained by the Company, there were, as of the date of this opinion, 30,000,000 shares of common stock authorized, with a par value of $0.001 each of which 11,925,626 shares of Common Stock were issued.


Based upon the foregoing, we are of the opinion that:

The 11,925,626 shares of Common Stock of the Company heretofore issued are fully paid and non-assessable and there is no personal liability to the owners thereof.

This law firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is limited to the facts set forth herein and is not to be interpreted as an opinion that the Registration Statement has been properly prepared, or provides all required disclosure.

                                        Very truly yours

                                        /s/ Charles C. Khym /s/

                                        Charles C. Khym, Esq.
                                        Corporate Counsel for the Company
                                        39-01 Main Street, Suite 605
                                        Flushing, NY 11354

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